                                                              EXHIBIT 4(a)(xxii)

                                 AMENDMENT NO. 4
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

          This Amendment No. 4 ("Amendment"), dated as of April 24, 2003, is among ONEIDA LTD., a New York corporation (the "Borrower"), JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent under the Amended and Restated Credit Agreement referred to below ("Administrative Agent"), and the Lenders which are parties to the Amended and Restated Credit Agreement referred to below (the "Lenders").

                                 R E C I T A L S

          A. Borrower, the Administrative Agent, and the Lenders are parties to an Amended and Restated Credit Agreement dated as of April 27, 2001, as amended by an Amendment No. 1 dated as of May 31, 2001, a Waiver and Amendment No. 2 dated as of December 7, 2001, and an Amendment No. 3 dated as of April 23, 2002 (the "Credit Agreement") (a previous amendment to the Credit Agreement, denominated Amendment No. 4 and dated as of August 21, 2002, never having become effective due to Borrower's failure to satisfy the conditions to effectiveness set forth therein).

          B. Borrower has requested that the maturity date of the Credit Agreement be extended, that the financial covenants in the Credit Agreement be amended, and that certain of the other provisions in the Credit Agreement be revised.

          C. The Administrative Agent and the Lenders are willing to amend the Credit Agreement as more particularly set forth in this Amendment.

          NOW, THEREFORE, the parties agree as follows:

     1. Definitions. All capitalized terms used in this Amendment which are not otherwise defined shall have the meanings given to those terms in the Credit Agreement, except where such terms are amended herein.

     2. Amendment of Credit Agreement.

          2.1 The following defined terms are added to Section 1.01 of the Credit Agreement:

          "Amendment No. 4 Effective Date" means the date on which all the conditions to Amendment No. 4 dated as of April 24, 2003 have been satisfied.

          2.2 The definition of the term "Applicable Margin" in Section 1.01 is amended by replacing the grid contained therein with the following grid and by amending the proviso immediately following the grid as follows, such amendments to be effective from the Amendment No. 4 Effective Date through and including February 6, 2004:

-----------------------------------------------------------------------------------------------------------
                              Level 1   Level 2   Level 3   Level 4   Level 5   Level 6   Level 7   Level 8
-----------------------------------------------------------------------------------------------------------
Consolidated Leverage Ratio   <=2.50     <=2.75    <=3.00    <=3.25    <=3.50    <=4.00    <=4.50     >4.50
-----------------------------------------------------------------------------------------------------------
Eurodollar Margin (bps)        150.0      175.0     200.0     250.0     300.0     320.0     335.0     400.0
-----------------------------------------------------------------------------------------------------------
ABR Margin (bps)                25.0       50.0      75.0     125.0     175.0     200.0     200.0     200.0
-----------------------------------------------------------------------------------------------------------

               provided that (i) during the period from the Amendment No. 4 Effective Date through and including the date on which Borrower delivers the financial statements under Section 5.01(b) for the Fiscal Quarter ended January 25, 2003, the Applicable Margin shall be based on Level 8, and (ii) if the Borrower shall have failed to deliver the financial statements required by Section 5.01(b) when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in
               Section 9.02 hereof, the Applicable Margin shall immediately be adjusted to Level 8 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be.

          2.3 Effective February 7, 2004, the definition of the term "Applicable Margin" in Section 1.01 shall be further amended by replacing the grid contained therein with the following grid and by amending the proviso immediately following the grid as follows:

-----------------------------------------------------------------------------
                              Level 1   Level 2   Level 3   Level 4   Level 5
-----------------------------------------------------------------------------
Consolidated Leverage Ratio    <=4.00    <=5.00    <=6.00    <=7.00     >7.00
-----------------------------------------------------------------------------
Eurodollar Margin (bps)         320.0     400.0     425.0     450.0     475.0
-----------------------------------------------------------------------------
ABR Margin (bps)                200.0     200.0     225.0     250.0     275.0
-----------------------------------------------------------------------------

               provided that (i) during the period from February 7, 2004 through and including the date on which Borrower delivers the financial statements under Section 5.01(b) for the Fiscal Quarter ended January 31, 2004, the Applicable Margin shall be determined on the basis of the Consolidated Leverage Ratio for the Fiscal Quarter ended October 25, 2003, and (ii) if the Borrower shall have failed to deliver the financial statements required by
               Section 5.01(b) when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section 9.02 hereof, the Applicable Margin shall immediately be adjusted to Level 5 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be.

          2.4 The next to last sentence in the definition of the term Commitments in Section 1.01 of the Credit Agreement is amended to read as follows:

          The aggregate amount of the Lenders' Revolving Commitments will be reduced by the amounts set forth on Schedule 2.01 on the dates set forth therein, with a corresponding reduction in the Lenders' aggregate Commitments.

          2.5 The definition of the term Consolidated Net Worth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

          "Consolidated Net Worth" means, at any date, all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date, excluding for any Fiscal Quarter ending after January 25, 2003, foreign currency translation adjustments reflecting net gains or losses on foreign assets resulting from foreign currency fluctuations since January 25, 2003.

          2.6 The definition of the term Maturity Date in Section 1.01 of the Credit Agreement is amended to read as follows:

          "Maturity Date" means May 31, 2005.

          2.7 Section 2.07(b) of the Credit Agreement is amended in its entirety to read as follows:

          (b) The aggregate amount of the Lenders' Revolving Commitments shall automatically be reduced by the amounts set forth on Schedule 2.01 on the dates set forth therein, with a corresponding reduction in the Lenders' aggregate Commitments as set forth on Schedule 2.01. In addition, the Borrower may at any time terminate, or from time to time further reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments by Borrower shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the Revolving Credit Exposures and Bullet Loan Exposure would exceed the total Commitments. Each reduction in Revolving Commitments under this subparagraph (b) shall be apportioned among the Lenders pro rata.

          2.8 Section 2.07(d) of the Credit Agreement, as added by Amendment No. 3, is amended to read as follows:

          (d) Each reduction of the Revolving Commitments, whether pursuant to
          Schedule 2.01 or pursuant to this Section 2.07, shall be accompanied by a prepayment by Borrower to the Administrative Agent, for the ratable benefit of the Lenders, of the outstanding Loans in an amount equal to the excess (if any) of the Loans then outstanding over the amount of the aggregate Commitments after giving effect to such reduction. Each such prepayment shall be applied first to those outstanding Swingline Loans and Revolving Loans which are ABR Loans pro rata among the Lenders, then to outstanding Swingline Loans and Revolving Loans which are not ABR Loans in their order of maturity, and then to the Bullet Loan pro rata among the Lenders. Each such prepayment shall be accompanied by accrued interest to the date of payment and amounts payable under Section 2.14, if any.

          2.9 Effective February 7, 2004, Section 2.10(a) of the Credit Agreement shall be amended by replacing the grid contained therein with the following grid and by amending the proviso immediately following the grid as follows:

-----------------------------------------------------------------------------
                              Level 1   Level 2   Level 3   Level 4   Level 5
-----------------------------------------------------------------------------
Consolidated Leverage Ratio    <=4.00    <=5.00    <=6.00    <=7.00     >7.00
-----------------------------------------------------------------------------
Commitment Fee (bps)             50.0      50.0      65.0      80.0     100.0
-----------------------------------------------------------------------------

               provided that (i) during the period from February 7, 2004 through and including the date on with Borrower delivers the financial statements under Section 5.01(b) for the Fiscal Quarter ended January 31, 2004, commitment fees shall be determined on the basis of the Consolidated Leverage Ratio for the Fiscal Quarter ended October 25, 2003, and (ii) if the Borrower shall have failed to deliver the financial statements required by Section 5.01(b) when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in
               Section 9.02 hereof, the rate at which commitment fees shall accrue shall immediately be adjusted to the rate set forth in Level 5 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be.

          2.10 The following new Section 5.15 is added to the Credit Agreement immediately following Section 5.14, as added by Amendment No. 3:

          SECTION 5.15 Implementation of Lean Manufacturing. Borrower shall develop and implement lean manufacturing practices at its Oneida Silversmiths division which are designed to promote manufacturing efficiencies and reduce costs. Borrower shall use commercially reasonable efforts to implement its lean manufacturing program in phases in accordance with the implementation schedule set forth on
          Schedule 5.15 annexed hereto and shall complete implementation of each phase of its lean manufacturing program no later than (a) 60 days after the scheduled completion date set forth on Schedule 5.15 for items scheduled to be completed in 2003 and (b) 90 days after the scheduled completion date set forth on Schedule 5.15 for items scheduled to be completed in 2004, unless completion of a phase has been delayed because of actions, orders or directives of a Governmental Authority. Simultaneously with the delivery of its quarterly financial statements required to be delivered under Section 5.01(b) hereof, Borrower shall provide the Administrative Agent and each Lender a written report certified by a Financial Officer of the Borrower setting forth the steps taken by Borrower during such quarter in implementing lean manufacturing practices and noting any deviations from the implementation schedule set forth on Schedule 5.15 in excess of the 60 or 90 day grace period, as applicable.

          2.11 Section 6.02 is amended by deleting the word "and" at the end of subparagraph (f), adding the word "and" at the end of subparagraph (g), and inserting the following new subparagraph (h) immediately following subparagraph
(g):

          (h) purchase money liens on inventory reflecting consignment arrangements by which Noritake Co., Inc. consigns to Borrower inventory having a value of not more than $3,000,000, provided that such purchase money liens do not attach to proceeds of the consigned inventory, including accounts receivable arising out of the sale thereof.

          2.12 Section 6.03 of the Credit Agreement is amended in its entirety to read as follows:

          SECTION 6.03 Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions), or engage in a sale/leaseback transaction with respect to, any substantial part of its assets, any trade receivables (other than an assignment in connection with the collection thereof in the ordinary course of business), or any of the capital stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into a Material Domestic Subsidiary in a transaction in which the surviving entity is a Material Domestic Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Material Domestic Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the assets of such Subsidiary are distributed to Borrower in liquidation or dissolution, (v) Borrower and Buffalo China, Inc. may transfer assets to Subsidiaries in accordance with subparagraph (b) below; and (vi) Borrower and its Subsidiaries may sell, transfer, or otherwise dispose of (in one transaction or a series of transactions), or engage in a sale/leaseback transaction with respect to, assets if the consideration received is in cash or cash equivalents at least equal to 90% of the fair market value of such assets (as determined from a written appraisal dated within one year of the sale furnished by Borrower to the Administrative Agent and the Collateral Agent from an appraiser reasonably acceptable to them who is a Member of the Appraisal Institute) and the aggregate consideration received does not exceed $11,000,000 for all such sales, transfers, or dispositions after the Amendment No. 3 Effective Date; provided that 100% of the proceeds received from any sale, transfer or disposition permitted under clause (vi) above (after deducting the reasonable expenses of such sale, transfer or disposition and any applicable federal and state income or capital gains taxes payable on taxable gains realized from such sale, transfer or disposition) are applied to prepay, on a pro rata basis, the Loans outstanding under this Agreement and the indebtedness outstanding under the Note Agreements. The amount of each such prepayment of Loans under this Agreement (y) shall be applied first to those outstanding Swingline Loans and Revolving Loans which are ABR Loans pro rata among the Lenders, then to outstanding Swingline Loans and Revolving Loans which are not ABR Loans in their order of maturity, and then to the Bullet Loan pro rata among the Lenders, and (z) shall permanently reduce the amount of the Commitment and Revolving Commitment of each Lender by the amount of such prepayment. The Lenders hereby authorize the Collateral Agent (which authorization shall constitute the Lenders' consent under Section 3.5 of the Collateral Agency Agreement) to execute and deliver appropriate releases, discharges and satisfactions releasing its Liens on any assets sold, transferred or disposed of under clause (vi) above upon receipt by the Collateral Agent of (A) the appraisal referred to above, (B) written evidence that the gross consideration received from the sale is cash or cash equivalents equal to or exceeding 90% of the appraised value of the assets sold, and (C) confirmation that the prepayments required by this subparagraph (a) have been sent by wire transfer to the Administrative Agent and the Noteholders.

          (b) Notwithstanding anything in subparagraph (a) to the contrary, Borrower may transfer property, plant and equipment located in Sherrill, New York and Vernon, New York to a wholly-owned Subsidiary and Buffalo China, Inc. may transfer property, plant and equipment located in Buffalo, New York to a wholly-owned Subsidiary, provided that, in each instance, (i) each such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guarantee and a Subordination Agreement, (ii) such assets are transferred subject to any existing Liens thereon in favor of the Collateral Agent, and (iii) each such Subsidiary executes and delivers to the Collateral Agent any and all Security Documents requested by the Collateral Agent to confirm the continued existence of such Liens following such transfer.

          (c) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the Tableware Business.

          2.13 Section 6.04(f) of the Credit Agreement is amended to read as follows:

          (f) the purchase by Borrower of the remaining outstanding Capital Stock of Oneida International Inc. which it currently does not own for a purchase price of not more than 1,800,000 Euros; and

          2.14 Section 6.11 of the Credit Agreement is amended in its entirety to read as follows, provided that, as to Fiscal Quarters ended prior to the Amendment No. 4 Effective Date for which financial statements have been delivered by Borrower pursuant to Section 5.01 of the Credit Agreement, the provisions of Section 6.11 in effect as of the end of such Fiscal Quarter shall continue in effect:

          SECTION 6.11 Financial Covenants. Borrower shall not:

          (a) permit the Consolidated Interest Coverage Ratio of the Borrower and its Subsidiaries to be less than the amount indicated for the applicable Fiscal Quarter:

          Fiscal Quarter End   Minimum Ratio
          ------------------   -------------
          1/25/03              2.11 to 1.00
          4/26/03              2.16 to 1.00
          7/26/03              1.89 to 1.00
          10/25/03             2.01 to 1.00
          1/31/04              2.16 to 1.00
          4/24/04              2.70 to 1.00
          7/31/04              2.87 to 1.00
          10/30/04             3.02 to 1.00
          1/29/05              3.18 to 1.00
          4/30/05              3.37 to 1.00

          (b) permit the Consolidated Leverage Ratio of the Borrower and its Subsidiaries to be greater than the amount indicated for the applicable Fiscal Quarter stated:

          Fiscal Quarter Ended   Maximum Ratio
          --------------------   -------------
          1/25/03                5.70 to 1.00
          4/26/03                7.40 to 1.00
          7/26/03                7.95 to 1.00
          10/25/03               7.95 to 1.00
          1/31/04                7.39 to 1.00
          4/24/04                6.07 to 1.00
          7/31/04                5.76 to 1.00
          10/30/04               5.43 to 1.00
          1/29/05                5.03 to 1.00
          4/30/05                4.67 to 1.00

          (c) as of the last day of any Fiscal Quarter, permit Consolidated Net Worth of the Borrower and its consolidated Subsidiaries to be less than the sum of (i) $125,200,000, plus (ii) 75% of the Consolidated Net Income of Borrower and its consolidated Subsidiaries (which for the purposes of this covenant shall not be reduced by losses) for the six-month periods ending with each second and fourth Fiscal Quarter commencing with the Fiscal Quarter ending July 28, 2003; and

          (d) as of the last day of any Fiscal Quarter commencing with the Fiscal Quarter ending October 25, 2003, permit Consolidated Net Income for such Fiscal Quarter to be less than zero.

          2.15 Section 6.17 of the Credit Agreement, as added by Amendment No. 3, is amended to read as follows:

          Neither the Borrower nor any Subsidiary shall declare or pay any dividends on shares of any class of capital stock, whether now or hereafter outstanding, except (a) Borrower or any Subsidiary may declare dividends payable solely in common stock of Borrower or such Subsidiary, (b) any Subsidiary may declare and pay cash dividends to the Borrower, and (c) so long as no Default or Event of Default shall have occurred and be continuing, Borrower may declare and pay cash dividends on its outstanding shares of 6% Cumulative Preferred Stock in an amount not to exceed $32,265 per Fiscal Quarter. Cash dividends on 6% Cumulative Preferred Stock which are permitted to be paid under this Section must be paid within 100 days after the close of the Fiscal Quarter for which such dividends are declared.

          2.16 The final page of Schedule 2.01 of the Credit Agreement, as added by Amendment No. 3, is replaced by a new final page of Schedule 2.01 in the form attached hereto as Exhibit A.

          2.17 A new Schedule 5.15 is added to the Credit Agreement in the form attached hereto as Exhibit B.

     3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

          3.1 Representations and Warranties. Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment.

          3.2 No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

          3.3 Execution, Delivery and Enforceability. This Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

     4. Conditions to Effectiveness of Amendment. This Amendment shall be effective only when and if each of the following conditions is satisfied:

          4.1 Secretary's Certificate. The Administrative Agent shall have received a certificate executed by the Secretary or Assistant Secretary of Borrower certifying the due authorization of this Amendment by Borrower, the incumbency of the officer executing this Amendment, and any other legal matters relating to this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.

          4.2 Consent of Guarantors. Each of the Guarantors shall have executed and delivered to the Administrative Agent the Consent of Guarantors attached to this Amendment.

          4.3 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Borrower or any of its Subsidiaries herein and in or pursuant to the Transaction Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective.

          4.4 Expense Reimbursements. The Borrower shall have paid or agreed to pay all invoices presented to Borrower for expense reimbursements (including reasonable attorneys' fees and disbursements) due to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement.

          4.5 Execution by Lenders. The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, and each Lender.

          4.6 Amendment Fee. The Borrower shall have paid to the Administrative Agent an amendment fee equal to .60% of the amount of the aggregate Commitments after giving effect to this Amendment. Such fee (a) shall be received by the Administrative Agent ratably for the account of, and shall be remitted by the Administrative Agent solely to, the Lenders and (b) shall be fully earned and nonrefundable when paid.

          4.7 Mortgaged Property. The Collateral Agent shall have received updated abstracts of title for the Mortgaged Property showing the existence of no Liens thereon subsequent to the recording of the Mortgages.

          4.8 Note Agreement. The Administrative Agent shall have received a copy of an amendment to the Amended and Restated Note Agreement governing the senior notes of Borrower due May 31, 2005, duly executed by Borrower and the noteholders described therein amending the affirmative and negative covenants contained therein in a manner consistent with this Amendment.

          5. Confirmation of Credit Agreement and Security Documents. Except as amended by this Amendment, all the provisions of the Credit Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Credit Agreement as amended by this Amendment. Borrower also ratifies and confirms that the Security Documents remain in full force and effect in accordance with their terms and are not impaired or affected by this Amendment.

          6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                            ONEIDA LTD.


                                            By: /s/ GREGG R. DENNY
                                                -------------------------------
                                            Name: Gregg R. Denny
                                            Title: Chief Financial Officer


                                            JPMORGAN CHASE BANK (formerly known
                                            as The Chase Manhattan Bank),
                                            individually and as Administrative
                                            Agent


                                            By: /s/ FREDERICK MILLER
                                                -------------------------------
                                            Name: Frederick Miller
                                            Title: Vice President


                                            BANC OF AMERICA STRATEGIC SOLUTIONS,
                                            INC., (assignee of Bank of America,
                                             N.A.)


                                            By: /s/ MARLENE M. TUMA
                                                --------------------------------
                                            Name: Marlene M. Tuma
                                            Title: Vice President


                                            FLEET NATIONAL BANK, individually
                                            and as Documentation Agent


                                            By: /s/ MICHAEL W. BRUNNER
                                                --------------------------------
                                            Name: Michael W. Brunner
                                            Title: Vice President


                                            HSBC BANK, USA, individually and as
                                            Senior Managing Agent


                                            By: /s/ WILLIAM D. MCINCROW
                                                --------------------------------
                                            Name: William D. McIncrow
                                            Title: Vice President


                                            MANUFACTURERS AND TRADERS TRUST
                                            COMPANY


                                            By: /s/ CHRISTOPHER PAPAYANAKOS
                                                --------------------------------
                                            Name: Christopher Papayanakos
                                            Title: Administrative Vice President


                                            THE BANK OF NOVA SCOTIA


                                            By: /s/ JOHN W. CAMPBELL
                                                --------------------------------
                                            Name: John W. Campbell
                                            Title: Managing Director


                                            CITIBANK, N.A. (successor to
                                            European American Bank)

                                            By: /s/ PAUL DARRIGO
                                                --------------------------------
                                                Name: Paul Darrigo
                                                Title: Vice President


                                            BANCA NAZIONALE DEL LAVORO S.p.A.,
                                               New York Branch


                                            By: /s/ FREDERIC W. HALL
                                                --------------------------------
                                            Name:  Frederick W. Hall
                                            Title: Vice President


                                            By:  /s/ LEONARDO VALENTINI
                                                --------------------------------
                                            Name:  Leonardo Valentini
                                            Title: First Vice President


                                            BANK OF AMERICA, N.A., as
                                            Syndication Agent


                                            By: /s/ MARLENE M. TUMA
                                                --------------------------------
                                            Name:  Marlene M. Tuma
                                            Title: Vice President

                                    EXHIBIT A

                       Revised Last Page of Schedule 2.01

                                  See Attached

                             SCHEDULE 2.01 (Con't.)

                   Scheduled Reductions in Lenders' Aggregate
                              Revolving Commitments

                        Amount of Aggregate
                      Reduction in Revolving   Aggregate Commitments
Date                        Commitments         Following Reduction
-------------------   ----------------------   ---------------------
Amend. #3 Eff. Date         $30,000,000            $245,000,000
11/1/02                     $10,000,000            $235,000,000
Amend. #4 Eff. Date         $10,000,000            $225,000,000
7/25/03                     $ 5,000,000            $220,000,000
11/3/03                     $ 5,000,000            $215,000,000
1/30/04                     $10,000,000            $205,000,000
2/7/04                      $20,000,000            $185,000,000
5/3/04                      $10,000,000            $175,000,000
11/1/04                     $10,000,000            $165,000,000

                                    EXHIBIT B

                              Form of Schedule 5.15

                   Lean Manufacturing Implementation Schedule

                                  See attached

                              CONSENT OF GUARANTORS

          Each of the undersigned is a party to a Subsidiary Guarantee Agreement, a Subordination Agreement and one or more Security Documents and is a Guarantor of the obligations of the Borrower under the Credit Agreement referred to in the foregoing Amendment No. 4 to the Amended and Restated Credit Agreement. Each of the undersigned Guarantors hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Subsidiary Guarantee Agreement, the Subordination Agreement and Security Documents continue in full force and effect, and (c) ratifies and affirms the terms and provisions of the Subsidiary Guarantee Agreement, the Subordination Agreement and Security Documents.

          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 24th day of April, 2003.

BUFFALO CHINA, INC.                         DELCO INTERNATIONAL LTD.


By: /s/ GREGG R. DENNY                      By: /s/ GREGG R. DENNY
   -----------------------------                --------------------------------
Name: Gregg R. Denny                        Name: Gregg R. Denny
Title: Vice President, Finance              Title: Vice President, Finance


ENCORE PROMOTIONS, INC.                     SAKURA, INC.


By: /s/ GREGG R. DENNY                      By: /s/ GREGG R. DENNY
   -----------------------------                --------------------------------
Name: Gregg R. Denny                        Name: Gregg R. Denny
Title: Vice President, Finance              Title: Vice President, Finance


THC SYSTEMS INC.                            KENWOOD SILVER COMPANY, INC.


By: /s/ GREGG R. DENNY                      By: /s/ GREGG R. DENNY
   -----------------------------                --------------------------------
Name: Gregg R. Denny                        Name: Gregg R. Denny
Title: Vice President, Finance              Title: Vice President, Finance


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